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                                                                     EXHIBIT 5.1



                         [LATHAM & WATKINS LETTERHEAD]



                               November 22, 2000





Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California  92121


               Re:    Registration Statement on Form S-3;
                      170,374 Shares of Common Stock, par value $.0001 per share

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 170,374 shares (the "Shares") of common stock, par value $.0001 per share, of Leap Wireless International, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on November 22, 2000 (the "Registration Statement") to register certain resales of the Shares by the selling security holder named in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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Leap Wireless International, Inc.
November 22, 2000
Page 2


        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that as of the date of this opinion, the Shares have been duly authorized, validly issued and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                            Very truly yours,

                                            /S/ LATHAM & WATKINS